UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Payment of Discretionary Cash Bonus for 2008
On December 11, 2008, the Board of Directors (the “Board”) of IDM Pharma, Inc. (the “Company”), approved final bonus payments to be made to certain executive officers of the Company (as set forth in the column labeled “2008 Cash Bonus” in the table below) based upon the achievement of corporate goals in 2008. Executive officers were eligible to receive a percentage of their target bonus which ranged from 25% to 50% of their current annual base salary (as set forth in the column labeled “Bonus Target” in the table below. The Board concluded that the Company performed at 70% against its 2008 corporate goals and therefore each executive officer eligible to receive such bonus was entitled to 70% of his Bonus Target.

					2008
		Bonus	Target		Cash
Executive Officer	2008 Salary	Target	Amount	2008 Payout	Bonus
Name	Dollars	Percentage	Dollars	Percent of Target	Dollars
Timothy P. Walbert	$410,000	50%	$205,000	70%	$143,500
President and Chief Executive Officer

Robert J. De Vaere	$311,000	40%	$124,400	70%	$87,080
Senior Vice President, Finance & Administration and Chief Financial Officer

Jeffrey W. Sherman	$311,000	35%	$108,850	70%	$76,195
Senior Vice President, Research & Development and Chief Medical Officer

Timothy C. Melkus	$235,000	30%	$70,500	70%	$49,350
Senior Vice President, Business Development and Operations

Adoption of NDA Amendment Filing Bonus Plan and Transaction Bonus Plan
On December 11, 2008, the Board also approved the adoption of a plan for certain specified executive officers of the Company primarily providing for a cash bonus payable in connection with the filing of an amended New Drug Application (the “NDA Amendment”) with the U.S. Food and Drug Administration (“FDA”) for mifamurtide (“L-MTP-PE”) on or prior to March 31, 2009 (the “NDA Amendment Filing Bonus Plan”). In addition, on December 11, 2008, the Board adopted a plan for certain specified executive officers of the Company providing for a cash bonus payable in connection with closing of an acquisition of the Company (the “Transaction Bonus Plan”). No adjustments to the annual base salary of any of the executive officers listed below were made for the 2009 fiscal year.
Upon the earlier of (i) the filing of an NDA Amendment with the FDA for L-MTP-PE prior to March 31, 2009 or (ii) a Change of Control of the Company (as “Change of Control” is defined in the NDA Amendment Filing Bonus Plan) prior to March 31, 2009, a lump sum cash bonus payment equal to the amount set forth in the column labeled “Change of Control/NDA Amendment Filing”, less standard deductions and withholding, will be payable to certain of those specified executive officers below, provided such executive officer is an employee of the Company immediately prior to the closing of such Change of Control or filing of such NDA Amendment. This cash payment would be in addition to any payment the specified executive officer is entitled to under such officer’s employment agreement or the Transaction Bonus Plan.
Under the Transaction Bonus Plan, upon the closing of a Change of Control of the Company (as “Change of Control” is defined in the Transaction Bonus Plan) on or prior to June 30, 2009, a lump sum cash bonus payment equal to the amount set forth in the column labeled “Transaction Bonus”, less standard deductions and withholding, will be payable to those specified executive officers below, provided such executive officer is an employee of the Company immediately prior to the closing of such Change of Control. This cash payment would be in addition to any payment to which the specified executive officer is entitled to under such officer’s employment agreement or the NDA Amendment Filing Bonus Plan.

		Change of
	FY 2009	Control/NDA	Transaction
Executive Officers	Salary	Amendment Filing	Bonus
Name	Dollars	Dollars	Dollars
Timothy P. Walbert	$410,000	N/A	$300,000
President and Chief Executive Officer

Robert J. De Vaere	124,400	N/A	$225,000
Senior Vice President, Finance & Administration and Chief Financial Officer

Jeffrey W. Sherman	$311,000	$125,000	$100,000
Senior Vice President, Research & Development and Chief Medical Officer

Timothy C. Melkus	$235,000	$50,000	$75,000
Senior Vice President, Business Development and Operations

Non-Executive Chair Restricted Stock Bonus Grant
On December 11, 2008, the Board granted Michael G. Grey, the Company’s Non-Executive Chairman of the Board, the right to receive a restricted stock bonus grant of 20,000 shares (the “Restricted Stock Bonus”) as compensation for his service as Non-Executive Chairman of the Board. The shares subject to the Restricted Stock Bonus vest in full upon the one year anniversary of the grant date and are subject to certain vesting acceleration provisions as set forth in the Restricted Stock Bonus agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: December 15, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer